- -----------------------------------------------------------------



                           VIACOM INC.

                                TO

                  HARRIS TRUST AND SAVINGS BANK,


                             Trustee



       ----------------------------------------------------




                     CONTINGENT VALUE RIGHTS
                            AGREEMENT



                Dated as of
                            ----------------------





       ----------------------------------------------------




- -----------------------------------------------------------------

                        TABLE OF CONTENTS

                 --------------------------------

                                                             Page
                                                             ----

PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                           ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION


 Section 101.  Definitions  . . . . . . . . . . . . . . . . .   1
               Act  . . . . . . . . . . . . . . . . . . . . .   2
               Affiliate  . . . . . . . . . . . . . . . . . .   2
               Agreement  . . . . . . . . . . . . . . . . . .   2
               Authorized Newspaper . . . . . . . . . . . . .   2
               Board of Directors . . . . . . . . . . . . . .   2
               Board Resolution . . . . . . . . . . . . . . .   3
               Business Day . . . . . . . . . . . . . . . . .   3
               Class B Common Stock . . . . . . . . . . . . .   3
               Commission . . . . . . . . . . . . . . . . . .   3
               Company  . . . . . . . . . . . . . . . . . . .   3
               Company Request or Company Order . . . . . . .   3
               Control  . . . . . . . . . . . . . . . . . . .   3
               Corporate Trust Office . . . . . . . . . . . .   3
               Current Market Value . . . . . . . . . . . . .   4
               CVR Certificate  . . . . . . . . . . . . . . .   4
               Default Amount . . . . . . . . . . . . . . . .   4
               Default Interest Rate  . . . . . . . . . . . .   4
               Default Payment Date . . . . . . . . . . . . .   4
               Discounted Target Price  . . . . . . . . . . .   4








____________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of this Agreement.

                                                           Page
                                                           ----

               Disposition  . . . . . . . . . . . . . . . . .   4
               Disposition Payment Date . . . . . . . . . . .   4
               Effective Time . . . . . . . . . . . . . . . .   4
               Exchange Act   . . . . . . . . . . . . . . . .   4
               First Extended Maturity Date . . . . . . . . .   5
               Holder . . . . . . . . . . . . . . . . . . . .   5
               Independent Financial Expert . . . . . . . . .   5
               Maturity Date  . . . . . . . . . . . . . . . .   5
               Minimum Price  . . . . . . . . . . . . . . . .   5
               Officer's Certificate  . . . . . . . . . . . .   5
               Opinion of Counsel . . . . . . . . . . . . . .   5
               Outstanding  . . . . . . . . . . . . . . . . .   5
               Paying Agent . . . . . . . . . . . . . . . . .   6
               Person . . . . . . . . . . . . . . . . . . . .   6
               Responsible Officer  . . . . . . . . . . . . .   6
               Second Extended Maturity Date  . . . . . . . .   6
               Security Register and Security
                    Registrar . . . . . . . . . . . . . . . .   6
               Surviving Person . . . . . . . . . . . . . . .   6
               Target Price . . . . . . . . . . . . . . . . .   6
               Trust Indenture Act  . . . . . . . . . . . . .   7
               Trustee  . . . . . . . . . . . . . . . . . . .   7
               Valuation Period . . . . . . . . . . . . . . .   7
               vice president . . . . . . . . . . . . . . . .   7
 Section 102.  Compliance Certificates and Opinions . . . . .   7
 Section 103.  Form of Documents Delivered to Trustee . . . .   8
 Section 104.  Acts of Holders  . . . . . . . . . . . . . . .   9
 Section 105.  Notices, etc., to Trustee and Company  . . . .   9
 Section 106.  Notice to Holders; Waiver  . . . . . . . . .    10
 Section 107.  Conflict with Trust Indenture Act  . . . . . .  10
 Section 108.  Effect of Headings and Table of Contents . . .  11
 Section 109.  Successors and Assigns . . . . . . . . . . . .  11
 Section 110.  Benefits of Agreement  . . . . . . . . . . . .  11
 Section 111.  Governing Law  . . . . . . . . . . . . . . . .  11
 Section 112.  Legal Holidays . . . . . . . . . . . . . . . .  11
 Section 113.  Separability Clause  . . . . . . . . . . . . .  11

                                                           Page
                                                           ----

                           ARTICLE TWO

                            CVR FORMS


 Section 201.  Forms Generally  . . . . . . . . . . . . . . .  12
 Section 202.  Form of Face of CVR  . . . . . . . . . . . . .  12
 Section 203.  Form of Reverse of CVR . . . . . . . . . . . .  14
 Section 204.  Form of Trustee's Certificate of
               Authentication . . . . . . . . . . . . . . . .  19


                          ARTICLE THREE

                             THE CVRs


 Section 301.  Title and Terms  . . . . . . . . . . . . . . .  19
 Section 302.  Registrable Form . . . . . . . . . . . . . . .  24
 Section 303.  Execution, Authentication, Delivery and Dating  24
 Section 304.  Temporary CVRs . . . . . . . . . . . . . . . .  25
 Section 305.  Registration, Registration of Transfer and
               Exchange . . . . . . . . . . . . . . . . . . .  25
 Section 306.  Mutilated, Destroyed, Lost and Stolen CVRs . .  26
 Section 307.  Presentation of CVR Certificate  . . . . . . .  27
 Section 308.  Persons Deemed Owners  . . . . . . . . . . . .  28
 Section 309.  Cancellation . . . . . . . . . . . . . . . . .  28


                           ARTICLE FOUR

                           THE TRUSTEE


 Section 401.  Certain Duties and Responsibilities  . . . . .  28
 Section 402.  Certain Rights of Trustee  . . . . . . . . . .  30
 Section 403.  Not Responsible for Recitals or Issuance of
               CVRs . . . . . . . . . . . . . . . . . . . . .  31
 Section 404.  May Hold CVRs  . . . . . . . . . . . . . . . .  32
 Section 405.  Money Held in Trust  . . . . . . . . . . . . .  32
 Section 406.  Compensation, Reimbursement and Indemnification
               of the Trustee . . . . . . . . . . . . . . . .  32

                                                           Page
                                                           ----

 Section 407.  Disqualification; Conflicting Interests  . . .  33
 Section 408.  Corporate Trustee Required; Eligibility  . . .  33
 Section 409.  Resignation and Removal; Appointment of
               Successor  . . . . . . . . . . . . . . . . . .  33
 Section 410.  Acceptance of Appointment by Successor . . . .  35
 Section 411.  Merger, Conversion, Consolidation or Succession
               to Business  . . . . . . . . . . . . . . . . .  35


                           ARTICLE FIVE

        HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


 Section 501.  Company to Furnish Trustee Names and Addresses
               of Holders . . . . . . . . . . . . . . . . . .  36
 Section 502.  Preservation of Information; Communications to
               Holders  . . . . . . . . . . . . . . . . . . .  36
 Section 503.  Reports by Trustee . . . . . . . . . . . . . .  37
 Section 504.  Reports by Company . . . . . . . . . . . . . .  38


                           ARTICLE SIX

                            AMENDMENTS


 Section 601.  Amendments Without Consent of Holders  . . . .  38
 Section 602.  Amendments with Consent of Holders . . . . . .  39
 Section 603.  Execution of Amendments  . . . . . . . . . . .  40
 Section 604.  Effect of Amendments . . . . . . . . . . . . .  41
 Section 605.  Conformity with Trust Indenture Act  . . . . .  41
 Section 606.  Reference in CVRs to Amendments  . . . . . . .  41


                          ARTICLE SEVEN

                            COVENANTS


 Section 701.  Payment of Amounts, if Any, to Holders . . . .  41
 Section 702.  Maintenance of Office or Agency  . . . . . . .  41

                                                           Page
                                                           ----

 Section 703.  Money for CVR Payments to Be Held in Trust . .  42
 Section 704.  Certain Purchases and Sales  . . . . . . . . .  43
 Section 705.  Written Statement to Trustee . . . . . . . . .  43


                          ARTICLE EIGHT

               REMEDIES OF THE TRUSTEE AND HOLDERS
                       ON EVENT OF DEFAULT


 Section 801.  Event of Default Defined; Acceleration of
               Maturity; Waiver of Default  . . . . . . . . .  44
 Section 802.  Collection of Indebtedness by Trustee; Trustee
               May Prove Debt . . . . . . . . . . . . . . . .  45
 Section 803.  Application of Proceeds  . . . . . . . . . . .  47
 Section 804.  Suits for Enforcement  . . . . . . . . . . . .  48
 Section 805.  Restoration of Rights on Abandonment of
               Proceedings  . . . . . . . . . . . . . . . . .  48
 Section 806.  Limitations on Suits by Holders  . . . . . . .  49
 Section 807.  Unconditional Right of Holders to Institute
               Certain Suits  . . . . . . . . . . . . . . . .  49
 Section 808.  Powers and Remedies Cumulative; Delay or
               Omission Not Waiver of Default . . . . . . . .  49
 Section 809.  Control by Holders . . . . . . . . . . . . . .  50
 Section 810.  Waiver of Past Defaults  . . . . . . . . . . .  50
 Section 811.  Trustee to Give Notice of Default, but May
               Withhold in Certain Circumstances  . . . . . .  51
 Section 812.  Right of Court to Require Filing of Undertaking
               to Pay Costs . . . . . . . . . . . . . . . . .  51


                           ARTICLE NINE

            CONSOLIDATION, MERGER, SALE OR CONVEYANCE


 Section 901.  Company May Consolidate, Etc.  . . . . . . . .  52
 Section 902.  Successor Substituted  . . . . . . . . . . . .  53
 Section 903.  Opinion of Counsel to Trustee  . . . . . . . .  53

          AGREEMENT, dated as of ___________, 1994, between VIACOM INC., a Delaware corporation (hereinafter called the "Company"), and HARRIS TRUST AND SAVINGS BANK, trustee
(hereinafter called the "Trustee").

                     RECITALS OF THE COMPANY

          WHEREAS, the Company has duly authorized the creation of an issue of contingent value rights (hereinafter called the "CVRs"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Agreement;

          WHEREAS, pursuant to the Amended and Restated Agreement and Plan of Merger dated as of February 4, 1994, as further amended as of May 26, 1994 (the "Merger Agreement"), among the Company, Viacom Sub Inc. (the "Merger Subsidiary") and Paramount Communications Inc., a Delaware corporation ("Paramount"), the Company has agreed to issue and deliver to stockholders of Paramount, among other securities, 0.93065 of a CVR for each share of common stock, par value $1.00 per share, of Paramount ("Paramount Common Stock") issued and outstanding immediately prior to the effective time (the "Effective Time") of the merger of the Merger Subsidiary with and into Paramount (other than shares of Paramount Common Stock to be cancelled pursuant to
Section 1.6(c) of the Merger Agreement and other than any Dissenting Shares (as defined in the Merger Agreement)); and

          WHEREAS, all things necessary have been done to make the CVRs, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make this Agreement a valid agreement of the Company, in accordance with their and its terms.

          NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the CVRs, as follows:


                           ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 101.  Definitions.
                        -----------

          For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted at the time of any computation;

          (c) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

          Certain terms, used principally in Article Four, are defined in that Article.

          "Act", when used with respect to any Holder, has the meaning specified in Section 104.

          "Affiliate" means a person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person.

          "Agreement" means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

          "Authorized Newspaper" means The Wall Street Journal
                                       -----------------------
(Eastern Edition), or if The Wall Street Journal (Eastern
                         -----------------------
Edition) shall cease to be published, or, if the publication or general circulation of The Wall Street Journal (Eastern Edition)
                       -----------------------
shall be suspended for whatever reason, such other English language newspaper as is selected by the Company with general circulation in The City of New York, New York.

          "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York or in the State of the principal office of the Trustee are not authorized or obligated by law or executive order to close and, if the CVRs are listed on a national securities exchange, such exchange is open for trading.

          "Class B Common Stock" means the Class B Common Stock, par value $.01 per share, of the Company.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the CVRs for the purposes of complying with such provisions.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the chairman of the Board of Directors, the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary, and delivered to the Trustee.

          "Control" (including the terms "controlled",
"controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or otherwise.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Agreement is located at 311 West Monroe
Street, Chicago, Illinois  60606.

          "Current Market Value" has the meaning set forth in
Section 301(g).

          "CVR Certificate" means a certificate representing any of the CVRs.

          "Default Amount" means the amount, if any, by which the Discounted Target Price exceeds the Minimum Price.

          "Default Interest Rate" means 8% per annum.

          "Default Payment Date" means the date upon which the CVRs become due and payable pursuant to Section 801.

          "Discounted Target Price" means (i) if a Disposition or an Event of Default shall occur prior to the Maturity Date, $48.00 discounted from the Maturity Date back to the Disposition Payment Date or the Default Payment Date, as the case may be, at a per annum rate of 8%, (ii) if a Disposition or an Event of Default shall occur after the Maturity Date but prior to the First Extended Maturity Date, $51.00 discounted from the First Extended Maturity Date back to the Disposition Payment Date or Default Payment Date, as the case may be, at a per annum rate of 8% or (iii) if a Disposition or an Event of Default shall occur after the First Extended Maturity Date but prior to the Second Extended Maturity Date, $55.00 discounted from the Second Extended Maturity Date back to the Disposition Payment Date or Default Payment Date, as the case may be, at a per annum rate of 8%. In each case, upon each occurrence of an event specified in
Section 301(k), such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 301(k).

          "Disposition" means (i) a merger, consolidation or other business combination involving the Company as a result of which no shares of Class B Common Stock shall remain outstanding,
(ii) a sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company or (iii) a reclassification of Class B Common Stock as any other capital stock of the Company or any other Person; provided, however, that a "Disposition" shall not mean, or occur
- --------  -------
upon, a merger of the Company and any wholly owned subsidiary of the Company.

          "Disposition Payment Date" has the meaning set forth in
Section 301(e).

          "Effective Time" has the meaning set forth in the Preamble.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "First Extended Maturity Date" means the second anniversary of the Effective Time.

          "Holder" means a Person in whose name a CVR is registered in the Security Register.

          "Independent Financial Expert" means an independent nationally recognized investment banking firm.

          "Maturity Date" means the first anniversary of the Effective Time.

          "Minimum Price" means (i) at the Maturity Date, $36.00,
(ii) at the First Extended Maturity Date, $37.00 and (iii) at the Second Extended Maturity Date, $38.00. In each case, upon each occurrence of an event specified in Section 301(k), such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 301(k).

          "Officer's Certificate" means a certificate signed by the chairman of the Board of Directors, the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary of the Company in his or her capacity as such an officer, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be General Counsel for the Company, and who shall be reasonably acceptable to the Trustee.

          "Outstanding", when used with respect to CVRs means, as of the date of determination, all CVRs theretofore authenticated and delivered under this Agreement, except:

          (a) CVRs theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) From and after the earlier of the Default Payment Date, the Disposition Payment Date, the Maturity Date or, in the event the Company shall extend the Maturity Date, the First Extended Maturity Date or, in the event the Company shall extend the First Maturity Date, the Second Extended Maturity Date, CVRs, or portions thereof, for whose payment cash or securities of the Company in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such CVRs; and

          (c) CVRs in exchange for or in lieu of which other CVRs have been authenticated and delivered pursuant to this Agreement, other than any such CVRs in respect of which there shall have been presented to the Trustee proof satisfactory to it that such CVRs are held by a bona fide purchaser in whose hands the CVRs are valid obligations of the Company;

provided, however, that in determining whether the Holders of the
- --------  -------
requisite Outstanding CVRs have given any request, demand, direction, consent or waiver hereunder, CVRs owned by the Company or any other obligor upon the CVRs or any affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only CVRs which the Trustee knows to be so owned shall be so disregarded.

          "Paying Agent" means any Person authorized by the Company to pay the amount determined pursuant to Section 301, if any, on any CVRs on behalf of the Company, which shall initially be Harris Trust Company of New York.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Responsible Officer", when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Second Extended Maturity Date" means the third anniversary of the Effective Time.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

          "Surviving Person" has the meaning set forth in
Section 901.

          "Target Price" means (a) at the Maturity Date, $48.00,
(b) at the First Extended Maturity Date, $51.00 and (c) at the Second Extended Maturity Date, $55.00. In each case, upon each occurrence of an event specified in Section 301(k), such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 301(k).

          "Trust Indenture Act" means the Trust Indenture Act of
1939 as in force at the date as of which this Agreement was executed, except as provided in Section 605.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Trustee" shall mean such successor Trustee.

          "Valuation Period" has the meaning set forth in Section
301(g).

          "vice president", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president".

          Section 102.  Compliance Certificates and Opinions.
                        ------------------------------------

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Agreement, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement (including any covenants, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          Section 103.  Form of Documents Delivered to Trustee.
                        --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

          Section 104.  Acts of Holders.
                        ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 401) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) The ownership of CVRs shall be proved by the Security Register.

          (d) At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 104, of the taking of any action by the Holders of the CVRs specified in this Agreement in connection with such action, any Holder of a CVR the serial number of which is shown by the evidence to be included among the serial numbers of the CVRs the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 104, revoke such action so far as concerns such CVR. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any CVR shall bind every future Holder of the same CVR or the Holder of every CVR issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such CVR.

          Section 105.  Notices, etc., to Trustee and Company.
                        -------------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with:

          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office, Attention: Indenture Trust Division; or

          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 1515 Broadway, New York, New York 10036,
     Attention: Treasury Department, or at any other address previously furnished in writing to the Trustee by the Company.

          Section 106.  Notice to Holders; Waiver.
                        -------------------------

          Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Agreement, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

          Section 107.  Conflict with Trust Indenture Act.
                        ---------------------------------

          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Agreement by any of the provisions of the Trust Indenture
Act, such required provision shall control.

          Section 108.  Effect of Headings and Table of Contents.
                        ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 109.  Successors and Assigns.
                        ----------------------

          All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

          Section 110.  Benefits of Agreement.
                        ---------------------

          Nothing in this Agreement or in the CVRs, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

          Section 111.  Governing Law.
                        -------------

          This Agreement and the CVRs shall be governed by and construed in accordance with the laws of the State of New York.

          Section 112.  Legal Holidays.
                        --------------

          In the event that the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Disposition Payment Date or the Default Payment Date, as the case may be, shall not be a Business Day, then (notwithstanding any provision of this Agreement or the CVRs to the contrary) payment on the CVRs need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Disposition Payment Date or the Default Payment Date, as the case may be.

          Section 113.  Separability Clause.
                        -------------------

          In case any provision in this Agreement or in the CVRs shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                           ARTICLE TWO

                            CVR FORMS

          Section 201.  Forms Generally.
                        ---------------

          The CVRs and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by law or any rule or regulation pursuant thereto, all as may be determined by officers executing such CVRs, as evidenced by their execution of the CVRs. Any portion of the text of any CVR may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the CVR.

          The definitive CVRs shall be printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the CVRs may be listed, all as determined by the officers executing such CVRs, as evidenced by their execution of such CVRs.

          Section 202.  Form of Face of CVR.
                        -------------------

                           VIACOM INC.

     No.            Certificate for       Contingent Value Rights

          This certifies that
or registered assigns (the "Holder"), is the registered holder of the number of Contingent Value Rights ("CVRs") set forth above. Each CVR entitles the Holder, subject to the provisions contained herein and in the Agreement referred to on the reverse hereof, to a payment from Viacom Inc., a Delaware corporation (the "Company"), in an amount and in the form determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the Agreement. Such payment shall be made on the Maturity Date, the First Extended Maturity Date, if the Maturity Date shall be extended by the Company in its sole discretion, the Second Extended Maturity Date, if the First Extended Maturity Date shall be extended by the Company in its sole discretion or the Default Payment Date or the Disposition Payment Date upon the occurrence of an Event of Default or a Disposition, as the case may be, each as defined in the Agreement referred to on the reverse hereof.

          Payment of any amounts pursuant to this CVR Certificate shall be made only upon presentation of this CVR Certificate by the Holder hereof, at the office or agency of the Company maintained for that purpose. Such payment shall be made in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Company for such purpose either, in the Company's sole discretion, (i) in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided,
                                                    --------
however, the Company may pay such amounts by its check payable in
- -------
such money or (ii) by delivering the equivalent fair market value (as determined by an Independent Financial Expert) of securities of the Company, including, without limitation, common stock or preferred stock, options or warrants therefor, other securities convertible into or exchangeable for common stock or preferred stock, notes, debentures, or any other security or any combination of the foregoing. Harris Trust Company of New York has been appointed as Paying Agent in the Borough of Manhattan, The City of New York.

          Reference is hereby made to the further provisions of this CVR Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CVR Certificate shall not be entitled to any benefit under the Agreement, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


     Dated:                        VIACOM INC.



                                   By
                                     ----------------------------

Attest:

                                             [SEAL]

- ------------------------------
Authorized Signature


          Section 203.  Form of Reverse of CVR.
                        ----------------------

          This CVR Certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of
                                                        ----------
       , 1994 (the "Agreement"), between the Company and Harris
- -------
Trust and Savings Bank, trustee (the "Trustee", which term includes any successor Trustee under the Agreement), and is subject to the terms and provisions contained in the Agreement, to all of which terms and provisions the Holder of this CVR Certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the holders of the CVRs. Copies of the Agreement can be obtained by contacting the Trustee.

          Subject to adjustment pursuant to Section 301(k) of the Agreement, the Company shall pay to the Holder hereof on
                                                         ---------
              , 1995 (the "Maturity Date"), unless the Company
- --------------
shall, in its sole discretion, extend the Maturity Date to
                                                           -------
         , 1996 (the "First Extended Maturity Date"), then on the
- ---------
First Extended Maturity Date, or unless the Company shall, in its sole discretion, extend the First Extended Maturity Date to
                                , 1997 (the "Second Extended
- --------------------------------
Maturity Date"), then on the Second Extended Maturity Date for each CVR represented hereby an amount, if any, as determined by the Company, by which the Target Price, as defined below, exceeds the greater of (i) the Current Market Value, as defined below, and (ii) the Minimum Price, as defined below. Such determination by the Company absent manifest error shall be final and binding on the Company and the Holder.

          Such amount, if any, shall be payable by the Company, either, in the Company's sole discretion, (i) in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided,
                                                    --------
however, the Company may pay such amounts by its check payable in
- -------
such money or (ii) by delivering the equivalent fair market value (as determined by an Independent Financial Expert) of securities of the Company, including, without limitation, common stock or preferred stock, options or warrants therefor, other securities convertible into or exchangeable for common stock or preferred stock, notes, debentures, or any other security or any combination of the foregoing. Such securities shall be offered pursuant to registration under the Securities Act of 1933, as amended, or under an exemption thereof and the type and the terms of such securities shall be at the Company's sole discretion. Harris Trust Company of New York has been appointed as Paying Agent in the Borough of Manhattan, The City of New York.

          The Company may at its option extend the Maturity Date to the First Extended Maturity Date and the Company may at its option extend the First Extended Maturity Date to the Second Extended Maturity Date. Such option shall be exercised by (i) publishing notice of such extension in the Authorized Newspaper and (ii) furnishing notice to the Holder hereof and the Trustee of such extension, in each case, not less than one business day preceding the Maturity Date or the First Extended Maturity Date, as the case may be; provided, however, that no defect in any such
                    --------  -------
notice shall affect the validity of the extension of the Maturity Date to the First Extended Maturity Date or the validity of the extension of the First Extended Maturity Date to the Second Extended Maturity Date, and that any notice when published to the Holder hereof in the aforesaid manner shall be conclusively deemed to have been received by the Holder hereof whether or not actually received by the Holder.

          Upon the consummation of a Disposition, as defined below, the Company shall pay to the Holder hereof (in cash or securities of the Company, at the Company's sole option) for each CVR represented hereby an amount, if any, as determined by the Company, by which the Discounted Target Price exceeds the greater of (i) the fair market value, as determined by an Independent Financial Expert, of the consideration, if any, received for each share of the Class B Common Stock by the holder thereof as a result of such Disposition and assuming that such holder did not exercise any right of appraisal granted under law with respect to such Disposition and (ii) the Minimum Price. Such determinations by the Company and such Independent Financial Expert absent manifest error shall be final and binding on the Company and the Holder. Such payment shall be made on the date (the "Disposition Payment Date") established by the Company, which in no event shall be more than 30 days after the date on which the Disposition was consummated. As soon as practicable after the Disposition, the Company shall give the Holder hereof and the Trustee notice of such Disposition and the Disposition Payment Date.

          If an Event of Default occurs and is continuing, either the Trustee or the Holders holding an aggregate of at least 25% of the Outstanding CVRs, by notice to the Company (and to the Trustee if given by the Holders), may declare the CVRs due and payable, and upon such declaration, the Company shall pay to the Holder (in cash or securities of the Company, at the Company's sole option) for each CVR held by the Holder the Default Amount with interest at the Default Interest Rate from the Default Payment Date through the date payment is made or duly provided for.

          In the event that the Company determines that no amount is payable on the CVRs to the Holder on the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date or the Disposition Payment Date, as the case may be, the Company shall give to the Holder and the Trustee notice of such determination. Upon making such determination, absent manifest error, the CVR Certificates shall terminate and become null and void and the Holder hereof shall have no further rights with respect hereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

          Notwithstanding any provision of the Agreement or of this CVR Certificate to the contrary, other than in the case of interest on the Default Amount, no interest shall accrue on any amounts payable on the CVRs to the Holder.

          "Authorized Newspaper" means The Wall Street Journal
                                       -----------------------
(Eastern Edition), or if The Wall Street Journal (Eastern
                         -----------------------
Edition) shall cease to be published, or, if the publication or general circulation of The Wall Street Journal (Eastern Edition)
                       -----------------------
shall be suspended for whatever reason, such other English language newspaper as is selected by the Company with general circulation in The City of New York, New York.

          "Current Market Value" means (i) with respect to the Maturity Date and the First Extended Maturity Date, the median of the averages of the closing prices on the American Stock Exchange (or such other exchange on which shares of Class B Common Stock are then listed) of shares of Class B Common Stock during each 20 consecutive trading day period that both begins and ends in the Valuation Period and (ii) with respect to the Second Extended Maturity Date, the average of the closing prices on the American Stock Exchange (or such other exchange on which such shares are then listed) of the Class B Common Stock during the 20 consecutive trading days in the Valuation Period which yield the highest such average of the closing prices for any such period within the Valuation Period.

          "Default Amount" means the amount, if any, by which the Discounted Target Price exceeds the Minimum Price.

          "Discounted Target Price" means (a) if a Disposition or an Event of Default shall occur prior to the Maturity Date, $48.00 discounted from the Maturity Date back to the Disposition Payment Date or the Default Payment Date, as the case may be, at a per annum rate of 8%; (b) if a Disposition or an Event of Default shall occur after the Maturity Date but prior to the First Extended Maturity Date, $51.00 discounted from the First Extended

Maturity Date back to the Disposition Payment Date or Default Payment Date, as the case may be, at a per annum rate of 8% or
(c) if a Disposition or an Event of Default shall occur after the First Extended Maturity Date but prior to the Second Extended Maturity Date, $55.00 discounted from the Second Extended Maturity Date back to the Disposition Payment Date or Default Payment Date, as the case may be, at a per annum rate of 8%. In each case, upon each occurrence of an event specified in Section 301(k) of the Agreement, such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 301(k) of the Agreement.

          "Disposition" means (i) a merger, consolidation or other business combination involving the Company as a result of which no shares of Class B Common Stock shall remain outstanding,
(ii) a sale, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company or (iii) a reclassification of Class B Common Stock as any other capital stock of the Company or any other Person; provided, however, that "Disposition" shall not mean a merger of
- --------  -------
the Company and any wholly owned subsidiary of the Company.

          "Independent Financial Expert" means an independent nationally recognized investment banking firm.

          The "Minimum Price" means (i) at the Maturity Date, $36.00, (ii) at the First Extended Maturity Date, $37.00 and
(iii) at the Second Extended Maturity Date, $38.00. In each case, upon each occurrence of an event specified in Section 301(k) of the Agreement, such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 301(k) of the Agreement.

          The "Target Price" means (a) at the Maturity Date, $48.00, (b) at the First Extended Maturity Date, $51.00 and (c) at the Second Extended Maturity Date, $55.00. In each case, upon each occurrence of an event specified in Section 301(k) of the Agreement, such amounts, as they may have been previously adjusted, shall be adjusted pursuant to Section 301(k) of the Agreement.

           "Valuation Period" means the 60 trading day period immediately preceding (and including) the Maturity Date, the First Extended Maturity Date or the Second Extended Maturity
Date, as the case may be.

          The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of CVRs under the Agreement at any time by the Company and the Trustee with the consent of the holders of a majority of the CVRs at the time outstanding.

          No reference herein to the Agreement and no provision of this CVR Certificate or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the Agreement at the times, place, and amount, and in the cash or securities of the Company, herein prescribed.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR Certificate is registerable on the Security Register of the Company, upon surrender of this CVR Certificate for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York or Chicago, Illinois, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new CVR Certificates, for the same amount of CVRs, will be issued to the designated transferee or transferees. The Company hereby initially designates the office of Harris Trust Company of New York, 77 Water Street, 4th Floor, New York, New York 10005 as the office for registration of transfer of this CVR Certificate.

          As provided in the Agreement and subject to certain limitations therein set forth, this CVR Certificate is exchangeable for one or more CVR Certificates representing the same number of CVRs as represented by this CVR Certificate as requested by the Holder surrendering the same.

          No service charge will be made for any registration of transfer or exchange of CVRs, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to the time of due presentment of this CVR
Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this CVR Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          All capitalized terms used in this CVR Certificate without definition shall have the meanings assigned to them in the Agreement.

          Section 204.  Form of Trustee's Certificate of
                        --------------------------------
Authentication.
- --------------

             TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     This is one of the CVR Certificates referred to in the within-mentioned Agreement.


                                   HARRIS TRUST AND SAVINGS BANK

                                                       Trustee



                                   By
                                     ----------------------------
                                       Authorized Officer


                          ARTICLE THREE

                             THE CVRs

          Section 301.  Title and Terms.
                        ---------------

          (a) The aggregate number of CVR Certificates which may be authenticated and delivered under this Agreement is limited to the number equal to 0.93065 multiplied by the number of shares of Paramount Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Paramount Common Stock in the treasury of Paramount and shares of Paramount Common Stock owned by the Company or any direct or indirect wholly owned subsidiary of the Company or of Paramount and other than Dissenting Shares (as defined in the Merger Agreement)), except for CVRs authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other CVRs pursuant to Section 304, 305, 306 or 606.

          (b) The CVRs shall be known and designated as the "Contingent Value Rights" of the Company.

          (c) Subject to adjustment pursuant to Section 301(k), the Company shall pay to each Holder on the Maturity Date, unless the Company shall, in its sole discretion, extend the Maturity Date to the First Extended Maturity Date, then on the First Extended Maturity Date or unless the Company shall, in its sole discretion, extend the First Extended

Maturity Date to the Second Extended Maturity Date, then on the Second Extended Maturity Date, for each CVR held by such Holder an amount, if any, as determined by the Company, by which the Target Price exceeds the greater of (i) the Current Market Value and (ii) the Minimum Price. Such determinations by the Company absent manifest error shall be final and binding on the Company and the Holders.

          (d) The Company may at its option extend the Maturity Date to the First Extended Maturity Date and the Company may at its option extend the First Extended Maturity Date to the Second Extended Maturity Date. Such option shall be exercised by (i) publishing notice of such extension in the Authorized Newspaper, and (ii) furnishing notice, in the form set forth below, to the Trustee and each Holder of such extension, in each case, not less than one business day prior to the Maturity Date or the First Extended Maturity Date, as the case may be; provided, however,
                                            --------  -------
that no defect in any such notice shall affect the validity of the extension of the Maturity Date to the First Extended Maturity Date or the validity of the extension of the First Extended Maturity Date to the Second Extended Maturity Date, and that any notice when published and mailed to the Trustee and a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder.


                          * * * * * * *

                           VIACOM INC.

                    CONTINGENT PAYMENT RIGHTS

                              [Date]

                 NOTICE OF EXTENSION OF MATURITY
      DATE TO
              ---------------------------------------------

          NOTICE IS HEREBY GIVEN THAT, pursuant to Section 301 of the Contingent Value Rights Agreement, dated as of
                                                   ---------------
(the "Agreement"), between Viacom Inc. (the "Company") and
                                                           -------
                 , as trustee (the "Trustee"), the Company has
- -----------------
extended the [Maturity Date] [First Extended Maturity Date] on
the Contingent Value Rights to              (the "[First Extended
                               ------------
Maturity Date]" "[Second Extended Maturity Date"]). All terms used in this Notice which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

          The amount payable (in cash or securities of the Company, at the Company's sole option) to each Holder on the [First Extended Maturity Date] [Second Extended Maturity Date] for each CVR held by such Holder shall be equal to an amount, if any, by which the Target Price exceeds the greater of (i) the Current Market Value and (ii) the Minimum Price.

          Upon the consummation of a Disposition, the Company shall pay to each Holder (in cash or securities of the Company, at the Company's sole option) for each CVR held by such Holder an amount, if any, as determined by the Company, by which the Discounted Target Price exceeds the greater of (i) the fair market value, as determined by an Independent Financial Expert of the consideration, if any, received for each share of Class B Common Stock by the holder thereof as a result of such Disposition and assuming that such holder did not exercise any right of appraisal granted under law with respect to such Disposition and (ii) the Minimum Price.

          If an Event of Default occurs and is continuing, either the Trustee or the Holders holding an aggregate of at least 25% of the Outstanding CVRs, by notice to the Company (and to the Trustee if given by the Holders), may declare the CVRs due and payable, and upon such declaration, the Company shall pay to the Holder (in cash or securities of the Company, at the Company's sole option) for each CVR held by the Holder the Default Amount with interest at the Default Interest Rate from the Default Payment Date through the date payment is made or duly provided for.

          The Target Price is currently $                       ,
the Discounted Target Price is currently $
     (which price shall be discounted to the Disposition Payment Date or the Default Payment Date, as the case may be, at a per annum rate of 8%, and the Minimum Price is currently $
          . The Target Price, the Discounted Target Price and the Minimum Price are subject to adjustment pursuant to Section 301(k) of the Agreement.

                           VIACOM INC.

                          * * * * * * *

          (e) Upon the consummation of a Disposition, the Company shall pay (in the manner provided in Section 307) to each Holder for each CVR held by such Holder an amount, if any, as determined by the Company, by which the Discounted Target Price exceeds the greater of (i) the fair market value, as determined by an Independent Financial Expert, of the consideration, if any, received for each share of Class B Common Stock by the holder thereof as a result of such Disposition and assuming that such holder did not exercise any right of appraisal granted under law with respect to such Disposition and (ii) the Minimum Price.
Such determinations by the Company and such Independent Financial Expert absent manifest error shall be final and binding on the Company and the Holders. Such payment shall be made on the date (the "Disposition Payment Date") established by the Company, which in no event shall be more than 30 days after the date on which the Disposition was consummated.

          (f) As soon as practicable, the Company shall give the Trustee and each Holder notice of such Disposition and the date on which the payment referred to in Section 301(e) shall be made.

          (g) The current market value per share of Class B Common Stock (the "Current Market Value") shall be: (i) with respect to the Maturity Date and the First Extended Maturity Date, the median of the averages of the closing prices on the American Stock Exchange (or such other exchange on which such shares are then listed) of shares of the Class B Common Stock during each 20 consecutive trading day period that both begins and ends in the Valuation Period and (ii) with respect to the Second Extended Maturity Date, the average of the closing prices on the American Stock Exchange (or such other exchange on which such shares are then listed) of the Class B Common Stock during the 20 consecutive trading days in the Valuation Period which yield the highest such average of the closing prices for any such 20 consecutive trading day period within the Valuation Period.

          "Valuation Period" means the 60 trading day period immediately preceding (and including) the Maturity Date, the First Extended Maturity Date or the Second Extended Maturity
Date, as the case may be.

          The daily market price for each such trading day shall be: (A) if the shares of Class B Common Stock are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal securities exchange on which shares of Class B Common Stock are traded, (B) if the shares of Class B Common Stock are not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company and (C) if the shares of Class B Common Stock are not then listed or admitted to trading on any securities exchange and no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on the last day on which such information was available, as reported in the Authorized Newspaper.

          (h) In the event the Current Market Value or fair market value, as the case may be, is determined by an Independent Financial Expert, the Company shall cause the Independent Financial Expert to deliver to the Company, with a copy to the Trustee, a value report (the "Value Report") stating the methods of valuation considered or used and, if applicable, the per share value of the Common Stock, and containing a statement as to the nature and scope of the examination or investigation upon which the determination of value was made. The Trustee shall make available a copy of the Value Report to each Holder who requests such Value Report. The determination of the Independent Financial Expert as set forth in the Valuation Report absent manifest error shall be final and binding on the Company and the Holders.

          (i) Notwithstanding any provision of this Agreement or the CVR Certificates to the contrary, other than in the case of interest on the Default Amount, no interest shall accrue on any amounts payable on the CVRs to any Holder.

          (j) In the event that the Company determines that no amount is payable on the CVRs to the Holders on the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date or the Disposition Payment Date, as the case may be, the Company shall give to the Trustee and each Holder notice of such determination. Upon making such determination, absent manifest error, the CVR Certificates shall terminate and become null and void and the Holders thereof shall have no further rights with respect thereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

          (k) In the event the Company shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the number of outstanding shares of Class B Common Stock, the Company shall similarly subdivide or combine the CVRs and shall appropriately adjust the Discounted Target Price, the Target Price and the Minimum Price. Whenever an adjustment is made as provided in this Section 301(k), the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (ii) promptly file with the Trustee a copy of such certificate and (iii) mail a brief summary thereof to each Holder. The Trustee shall be fully protected in relying on any such certificate and on any adjustment therein contained. Such adjustment absent manifest error shall be final and binding on the Company and the Holders. Each outstanding CVR Certificate shall thenceforth represent that number of adjusted CVRs necessary to reflect such subdivision or combination, and reflect the adjusted Discounted Target Price, Target Price and Minimum Price.

          Section 302.  Registrable Form.
                        ----------------

          The CVRs shall be issuable only in registered form.

          Section 303.  Execution, Authentication, Delivery and
                        ---------------------------------------
Dating.
- ------

          The CVRs shall be executed on behalf of the Company by its chairman of the Board of Directors or its president or any vice president or its treasurer, under its corporate seal which may, but need not, be attested. The signature of any of these officers on the CVRs may be manual or facsimile.

          CVRs bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such CVRs or did not hold such offices at the date of such CVRs.

          At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver CVRs executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such CVRs; and the Trustee in accordance with such Company Order shall authenticate and deliver such CVRs as provided in this Agreement and not otherwise.

          Each CVR shall be dated the date of its authentication.

          No CVR shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such CVR a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any CVR shall be conclusive evidence, and the only evidence, that such CVR has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Agreement.

          Section 304.  Temporary CVRs.
                        --------------

          Pending the preparation of definitive CVRs, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary CVRs which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive CVRs in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such CVRs may determine with the concurrence of the Trustee. Temporary CVRs may contain such reference to any provisions of this Agreement as may be appropriate. Every temporary CVR shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive CVRs.

          If temporary CVRs are issued, the Company will cause definitive CVRs to be prepared without unreasonable delay. After the preparation of definitive CVRs, the temporary CVRs shall be exchangeable for definitive CVRs upon surrender of the temporary CVRs at the office or agency of the Company designated for such purpose pursuant to Section 702, without charge to the Holder. Upon surrender for cancellation of any one or more temporary CVRs the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like amount of definitive CVRs. Until so exchanged, the temporary CVRs shall in all respects be entitled to the same benefits under this Agreement as definitive CVRs.

          Section 305.  Registration, Registration of Transfer
                        --------------------------------------
and Exchange.
- ------------

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 702 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of CVRs and of transfers of CVRs. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering CVRs and transfers of CVRs as herein provided.

          Upon surrender for registration of transfer of any CVR at the office or agency of the Company designated pursuant to
Section 702, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new CVR Certificates representing the same aggregate number of CVRs represented by the CVR Certificate so surrendered that are to be transferred and the Company shall execute and the Trustee shall authenticate and deliver, in the name of the transferor, one or more new CVR Certificates represented by such CVR Certificate that are not to be transferred.

          At the option of the Holder, CVR Certificates may be exchanged for other CVR Certificates that represent in the aggregate the same number of CVRs as the CVR Certificates surrendered at such office or agency. Whenever any CVR Certificates are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the CVR Certificates which the Holder making the exchange is entitled to receive.

          All CVRs issued upon any registration of transfer or exchange of CVRs shall be the valid obligations of the Company, evidencing the same right, and entitled to the same benefits under this Agreement, as the CVRs surrendered upon such registration of transfer or exchange.

          Every CVR presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of CVRs, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of CVRs, other than exchanges pursuant to
Section 304 or not involving any transfer.

          Section 306.  Mutilated, Destroyed, Lost and Stolen
                        -------------------------------------
CVRs.
- ----

          If (a) any mutilated CVR is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any CVR, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such CVR has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated CVR or in lieu of any such destroyed, lost or stolen CVR, a new CVR Certificate of like tenor and amount of CVRs, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen CVR has become or is to become due and payable within 15 days, the Company in its discretion may, instead of issuing a new CVR Certificate, pay such CVR on the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Disposition Payment Date or the Default Payment Date, as the case may be.

          Upon the issuance of any new CVRs under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new CVR issued pursuant to this Section in lieu of any destroyed, lost or stolen CVR shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen CVR shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Agreement equally and proportionately with any and all other CVRs duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen CVRs.

          Section 307.  Presentation of CVR Certificate.
                        -------------------------------

          Payment of any amounts on the CVRs shall be made only upon presentation by the Holder thereof at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or the Corporate Trust Office and at any other office or agency maintained by the Company for such purpose. Such payment shall be made, either, in the Company's sole discretion, (i) in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the
                                     --------  -------
Company may pay such amounts by its check payable in such money or (ii) by the equivalent fair market value (as determined by an Independent Financial Expert) of securities of the Company, including, without limitation, common stock or preferred stock, options or warrants therefor, other securities convertible into or exchangeable for common stock or preferred stock, notes, debentures, or any other security or any combination of the foregoing. Such securities shall be offered pursuant to registration under the Securities Act or under an exemption thereof and the type and the terms of such securities shall be at the Company's sole discretion.

          Section 308.  Persons Deemed Owners.
                        ---------------------

          Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any CVR is registered as the owner of such CVR for the purpose of receiving payment on such CVR and for all other purposes whatsoever, whether or not such CVR be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 309.  Cancellation.
                        ------------

          All CVRs surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any CVRs previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all CVRs so delivered shall be promptly cancelled by the Trustee. No CVRs shall be authenticated in lieu of or in exchange for any CVRs cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled CVRs held by the Trustee shall be disposed of as directed by a Company Order.


                           ARTICLE FOUR

                           THE TRUSTEE

          Section 401.  Certain Duties and Responsibilities.
                        -----------------------------------

          (a) With respect to the Holders of CVRs issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the CVRs and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default with respect to the CVRs has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) In the absence of bad faith on its part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

          (c)  No provision of this Agreement shall be construed
to relieve the Trustee from liability for its own negligent
action, its own negligent failure to act, or its own willful misconduct, except that
            ------

          (1) this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

          (4) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to
     Section 809 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          Section 402.  Certain Rights of Trustee.
                        -------------------------

          The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee. Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d) and Section 401 hereof:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board
     Resolution;

          (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate number of the CVRs then Outstanding; provided that, if the payment
                                   --------
     within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (h) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall be liable for its negligence, bad faith or willful misconduct;

          (i) the Trustee shall not be required to give any note or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises; and

          (j)  except for (i) a default under Section 801(a) and
     (ii) any other event of which the Trustee has "actual knowledge," which event, with the giving of notice or the passage of time or both, would constitute an Event of Default, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate number of CVRs Outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation without regard thereto.

          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 403.  Not Responsible for Recitals or Issuance
                        ----------------------------------------
of CVRs.
- -------

          The recitals contained herein and in the CVRs, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the CVRs. The Trustee shall not be accountable for the use or application by the Company of CVRs or the proceeds thereof.

          Section 404.  May Hold CVRs.
                        -------------

          The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of CVRs, and, subject to Sections 407 and 412, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

          Section 405.  Money Held in Trust.
                        -------------------

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder.

          Section 406.  Compensation, Reimbursement and
                        -------------------------------
Indemnification of the Trustee.
- ------------------------------

          The Company agrees

          (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the enforcement of this Section 406.

          When the Trustee incurs expenses or renders services after a Default specified in Section 801(c) or 801(d) occurs, the reasonable expenses and the compensation for services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any bankruptcy law.

          Section 407.  Disqualification; Conflicting Interests.
                        ---------------------------------------

          The Trustee shall be subject to the provisions of
Section 310(b) of the Trust Indenture Act during the period of time provided for therein. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

          Section 408.  Corporate Trustee Required; Eligibility.
                        ---------------------------------------

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and, to the extent there is such an institution eligible and willing to serve, having an office or agency in The City of New York or the City of Chicago. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 409.  Resignation and Removal; Appointment of
                        ---------------------------------------
Successor.
- ---------

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 410.

          (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by (i) the Company, by a Board Resolution or (ii) an Act of the Holders of a majority of the Outstanding CVRs, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1)  the Trustee shall fail to comply with Section
     407(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a CVR for at least six months, or

          (2)  the Trustee shall cease to be eligible under
     Section 408 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) the Holder of any CVR who has been a bona fide Holder of a CVR for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority of the Outstanding CVRs delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 410, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the CVRs and so accepted appointment, the Holder of any CVR who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of CVRs as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Company fails to send such notice within ten days after acceptance of appointment by a successor Trustee, the successor Trustee shall cause the notice to be mailed at the expense of the Company.

          Section 410.  Acceptance of Appointment by Successor.
                        --------------------------------------

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          Section 411.  Merger, Conversion, Consolidation or
                        ------------------------------------
Succession to Business.
- ----------------------

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any CVRs shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the CVRs so authenticated with the same effect as if such successor Trustee had itself authenticated such CVRs; and such certificate shall have the full force which it is anywhere in the CVRs or in this Agreement provided that the certificate of the Trustee shall have; provided that the right to adopt the
                    --------
certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                           ARTICLE FIVE

        HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          Section 501.  Company to Furnish Trustee Names and
                        ------------------------------------
Addresses of Holders.
- --------------------

          The Company will furnish or cause to be furnished to the Trustee (a) semiannually, not later than [SIX MONTHS AFTER DATE OF CVR] and [DATE OF CVR], a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of [FIVE MONTHS 15 DAYS AFTER DATE OF CVR] and [ELEVEN MONTHS 15 DAYS AFTER DATE OF CVR], respectively, and (b) at such times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and the addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, if
                                    --------  -------
and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

          Section 502.  Preservation of Information;
                        ----------------------------
Communications to Holders.
- -------------------------

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 501 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 501 upon receipt of a new list so furnished.

          (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a CVR for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the CVRs and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application at its election, either

          (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with
     Section 502(a), or

          (2) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 502(a), and as to the approximate cost of mailing to such

     Holders the form of proxy or other communication, if any, specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 502(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of CVRs, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 502(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 502(b).

          Section 503.  Reports by Trustee.
                        ------------------

          (a) Within 60 days after July 15 of each year commencing with the July 15 occurring after the initial issuance of CVRs hereunder, the Trustee shall transmit by mail to the Holders of CVRs, in the manner and to the extent provided in
Section 313(c) of the Trust Indenture Act, and to the Company a brief report dated as of such July 15 which satisfies the requirements of Section 313(a) of the Trust Indenture Act .

          Section 504.  Reports by Company.
                        ------------------

          The Company shall:

          (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
     Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; and

          (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Agreement as may be required from time to time by such rules and regulations.

          The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                           ARTICLE SIX

                            AMENDMENTS

          Section 601.  Amendments Without Consent of Holders.
                        -------------------------------------

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more amendments hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the CVRs any property or assets;
     or

          (b) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the CVRs; or

          (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of CVRs, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided that in respect of
                                    --------
     any such additional covenant, restriction, condition or provision such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the CVRs to waive such an Event of Default; or

          (d) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that in each case, such
                           --------
     provisions shall not adversely affect the interests of the Holders.

          Section 602.  Amendments with Consent of Holders.
                        ----------------------------------

          With the consent of the Holders of not less than
66 2/3% of the Outstanding CVRs, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more amendments hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders under this Agreement; provided, however, that no such
                              --------  -------
amendment shall, without the consent of the Holder of each Outstanding CVR affected thereby:

          (a) modify the definition of Maturity Date, First Extended Maturity Date, Second Extended Maturity Date, Disposition Payment Date, Default Payment Date, Current Market Value, Valuation Period, Minimum Price, Discounted Target Price, Target Price, Default Amount or Default Interest Rate or modify Section 301(k) or otherwise extend the maturity of the CVRs or reduce the amounts payable in respect of the CVRs;

          (b) reduce the amount of the Outstanding CVRs, the consent of whose Holders is required for any such amendment;
     or

          (c) modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each CVR affected thereby.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such act shall approve the substance thereof.

          Promptly after the execution by the Company and the Trustee of any amendment pursuant to the provisions of this Section, the Company shall mail a notice thereof by first class mail to the Holders of CVRs at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

          Section 603.  Execution of Amendments.
                        -----------------------

          In executing any amendment permitted by this Article, the Trustee shall be entitled to receive, and (subject to Section
401) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

          Section 604.  Effect of Amendments.
                        --------------------

          Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of CVRs theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 605.  Conformity with Trust Indenture Act.
                        -----------------------------------

          Every amendment executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 606.  Reference in CVRs to Amendments.
                        -------------------------------

          CVRs authenticated and delivered after the execution of any amendment pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Company shall so determine, new CVRs so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such amendment may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding CVRs.


                          ARTICLE SEVEN

                            COVENANTS

          Section 701.  Payment of Amounts, if Any, to Holders.
                        --------------------------------------

          The Company will duly and punctually pay the amounts, if any, in the manner provided for in Section 307 on the CVRs in accordance with the terms of the CVRs and this Agreement.

          Section 702.  Maintenance of Office or Agency.
                        -------------------------------

          As long as any of the CVRs remain Outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where CVRs may be presented or surrendered for payment. The Company also will maintain in the Borough of Manhattan, The City of New York, or Chicago, Illinois, an office or agency (i) where CVRs may be surrendered for registration of transfer or exchange and (ii) where notices and demands to or upon the Company in respect of the CVRs and this Agreement may be served. The Company hereby initially designates the office of Harris Trust Company of New York at

77 Water Street, 4th Floor, New York, New York 10005 as the office or agency of the Company where CVRs may be presented for payment, and the Corporate Trust Office as the office or agency where CVRs may be surrendered for registration of transfer or exchange and where such notices or demands may be served, in each case, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust
Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the CVRs may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or
             --------  -------
rescission shall in any manner relieve the Company of its obligations as set forth in the preceeding paragraph.
The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

          Section 703.  Money for CVR Payments to Be Held in
                        ------------------------------------
Trust.
- -----

          If the Company shall at any time act as its own Paying Agent, it will, on or before the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Disposition Payment Date or the Default Payment Date, as the case may be, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the amounts, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents for the CVRs, it will, on or before the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Disposition Payment Date or the Default Payment Date, as the case may be, deposit with a Paying Agent a sum in same day funds sufficient to pay the amount, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that (A) such Paying Agent will hold all sums held by it for the payment of any amount payable on CVRs in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and (B) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the CVRs) to make any payment on the CVRs when the same shall be due and payable.

          Any money (or securities of Viacom) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment on any CVR and remaining unclaimed for one year after the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Disposition Payment Date or the Default Payment Date, as the case may be, shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such CVR shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with respect to such trust money (or securities of Viacom) shall thereupon cease.

          Section 704.  Certain Purchases and Sales.
                        ---------------------------

          The Company will not, and will not permit any of its subsidiaries or controlled Affiliates to, purchase any shares of Class B Common Stock in open market transactions, privately negotiated transactions or otherwise, on any day during the period commencing 10 trading days before the Valuation Period and ending on the last day of the Valuation Period, except with respect to employee benefit plans and other incentive compensation arrangements.

          Section 705.  Written Statement to Trustee.
                        ----------------------------

          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice under this Agreement.

                          ARTICLE EIGHT

               REMEDIES OF THE TRUSTEE AND HOLDERS
                       ON EVENT OF DEFAULT

          Section 801.  Event of Default Defined; Acceleration of
                        -----------------------------------------
Maturity; Waiver of Default.
- ---------------------------

          "Event of Default", with respect to CVRs, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of all or any part of the amounts payable in respect of any of the CVRs as and when the same shall become due and payable either at the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Disposition Payment Date or otherwise; or

          (b) default in the performance, or breach, of any covenant or warranty of the Company in respect of the CVRs (other than a covenant or warranty in respect of the CVRs a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the Outstanding CVRs, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (c) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (d) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

If an Event of Default described above occurs and is continuing, then, and in each and every such case, unless all of the CVRs shall have already become due and payable, either the Trustee or the Holders of not less than 25% of the CVRs then Outstanding hereunder by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the CVRs to be due and payable immediately, and upon any such declaration the Default Amount shall become immediately due and payable and, thereafter, shall bear interest at the Default Interest Rate until payment is made to the Trustee.

          The foregoing provisions, however, are subject to the condition that if, at any time after the CVRs shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all amounts which shall have become due otherwise than by acceleration (with interest upon such overdue amount at the Default Interest Rate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under this Agreement, other than the nonpayment of the amounts which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority of all the CVRs then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to the CVRs and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereof.

          Section 802.  Collection of Indebtedness by Trustee;
                        --------------------------------------
Trustee May Prove Debt.
- ----------------------
          The Company covenants that in case default shall be made in the payment of all or any part of the CVRs when the same shall have become due and payable; whether at the Maturity Date, the First Extended Maturity Date, the Second Extended Maturity Date, the Disposition Payment Date, the Default Payment Date or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of the CVRs the whole amount, in cash or securities of the Company (at the option of the Company) that then shall have become due and payable on all CVRs (with interest from the date due and payable to the date of such payment upon the overdue amount at the Default Interest
Rate);

and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such CVRs and collect in the manner provided by law out of the property of the Company or other obligor upon such CVRs, wherever situated, the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings relative to the Company or any other obligor upon the CVRs under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other judicial proceedings relative to the Company or other obligor upon the CVRs, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of any CVRs shall then be due and payable as therein expressed or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount owing and unpaid in respect of the CVRs, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the CVRs, or to the creditors or property of the Company or such other obligor;

          (b)  unless prohibited by applicable law and
     regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

          (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts receivable with respect to the claims of the Holders and of the Trustee on their behalf and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 406.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the CVRs or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

          All rights of action and of asserting claims under this Agreement, or under any of the CVRs, may be enforced by the Trustee without the possession of any of the CVRs or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

          In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such CVRs parties to any such proceedings.

          Section 803.  Application of Proceeds.
                        -----------------------

          Any monies (including CVRs of the Company) collected by the Trustee pursuant to this Article in respect of any CVRs shall be applied in the following order at the date or dates fixed by the Trustee upon presentation of the several CVRs in respect of which monies (including CVRs of the Company) have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented CVRs if only partially paid or upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 406;

          SECOND: To the payment of the whole amount then owing and unpaid upon all the CVRs, with interest at the Default Interest Rate on all such amounts, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the CVRs, then to the payment of such amounts without preference or priority of any CVR over any other CVR, ratably to the aggregate of such amounts due and payable; and

          THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

          Section 804.  Suits for Enforcement.
                        ---------------------

          In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right vested in the Trustee by this Agreement or by law.

          Section 805.  Restoration of Rights on Abandonment of
                        ---------------------------------------
Proceedings.
- -----------

          In case the Trustee shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

          Section 806.  Limitations on Suits by Holders.
                        -------------------------------

          No Holder of any CVR shall have any right by virtue or by availing itself of any provision of this Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof as hereinbefore provided, and unless also the Holders of not less than 25% of the CVRs then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 809; it being understood and intended, and being expressly covenanted by the taker and Holder of every CVR with every other taker and Holder and the Trustee, that no one or more Holders of CVRs shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Agreement to effect, disturb or prejudice the rights of any other such Holder of CVRs, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of CVRs. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 807.  Unconditional Right of Holders to
                        ---------------------------------
Institute Certain Suits.
- -----------------------

          Notwithstanding any other provision in this Agreement and any provision of any CVR, the right of any Holder of any CVR to receive payment of the amounts payable in respect of such CVR on or after the respective due dates expressed in such CVR, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 808.  Powers and Remedies Cumulative; Delay or
                        ----------------------------------------
Omission Not Waiver of Default.
- ------------------------------

          Except as provided in Section 806, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 806, every power and remedy given by this Agreement or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

          Section 809.  Control by Holders.
                        ------------------

          The Holders of a majority of the CVRs at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the CVRs by this Agreement; provided that
                                                    --------
such direction shall not be otherwise than in accordance with law and the provisions of this Agreement; and provided further that
                                          -------- -------
(subject to the provisions of Section 401) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the CVRs not joining in the giving of said direction, it being understood that (subject to Section 401) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

          Nothing in this Agreement shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

          Section 810.  Waiver of Past Defaults.
                        -----------------------

          Prior to the declaration of the acceleration of the maturity of the CVRs as provided in Section 801, in the case of a default or an Event of Default specified in clause (b), (c) or
(d) of Section 801, the Holders of CVRs of a majority of all the CVRs then Outstanding may waive any such default or Event of Default, and its consequences, except a default in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each CVR affected. In the case of any such waiver, the Company, the Trustee and the Holders of the CVRs shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          Section 811.  Trustee to Give Notice of Default, but
                        --------------------------------------
May Withhold in Certain Circumstances.
- -------------------------------------

          The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Security Register, notice by mail of all defaults which have occurred, such notice to be transmitted within 90 days after the occurrence thereof unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of
                      --------
default in the payment of the amounts payable in respect of any of the CVRs, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

          Section 812.  Right of Court to Require Filing of
                        -----------------------------------
Undertaking to Pay Costs.
- ------------------------

          All parties to this Agreement agree, and each Holder of any CVR by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith or the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% of the CVRs Outstanding or to any suit instituted by any Holder for the enforcement of the payment of any CVR on or after the due date expressed in such CVR.

                           ARTICLE NINE

            CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          Section 901.  Company May Consolidate, Etc.
                        -----------------------------

          The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1) in case the Company shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "Surviving Person") shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume payment of amounts on all the CVRs and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

          (2)  immediately after giving effect to such
     transaction and treating any indebtedness which becomes an obligation of the Surviving Person, the Company or any Subsidiary as a result of such transaction as having been incurred by the Surviving Person, the Company or such Subsidiary at the time of such transaction, no Event of Default shall have happened and be continuing; and

          (3) the Company has delivered to the Trustee an Officer's Certificate, stating that such consolidation, merger, conveyance, transfer or lease complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Solely for purposes of this Section 901, "convey, transfer or lease its properties and assets substantially as an entirety" shall mean properties and assets contributing in the aggregate at least 80% of the Company's total revenues as reported in the Company's last available periodic financial report (quarterly or annual, as the case may be) filed with the Commission.

          Section 902.  Successor Substituted.
                        ---------------------

          Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 901, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the CVRs.

          Section 903.  Opinion of Counsel to Trustee.
                        -----------------------------

          The Trustee, subject to the provisions of Sections 401 and 402, may receive an Opinion of Counsel, prepared in accordance with Sections 103 and 104, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.


                          * * * * * * *

          This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   VIACOM INC.



                                   By:
                                      ---------------------------
                                        Title:

Attest:
        ----------------------
     Title:


                                   HARRIS TRUST AND SAVINGS BANK



                                   By:
                                      ---------------------------
                                        Title:

Attest:
        ----------------------
     Title:

State of  )
          )    ss.:
County of )

          On the            day of                     , 1994,
before me personally came                                    , to
me known, who, being by me duly sworn, did depose and say that
s/he resides at                                          ; that
s/he is                                   of Viacom Inc., one of
the corporations described in and which executed the above instrument; and s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority.


                                   (NOTARIAL SEAL)




                                   ------------------------------

State of  )
          )    ss.:
County of )

          On the                 day of                   , 1994,
before me personally came                               , to me
known, who, being by me duly sworn, did depose and say that s/he
resides at                               ; that s/he is
                                        of
                                     , one of the corporations
described in and which executed the above instrument; and s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority.


                                   (NOTARIAL SEAL)




                                   ------------------------------